*040105*

**BARBARA K. CEGAVSKE**
**Secretary of State**
**202 North Carson Street**
**Carson City, Nevada 89701-4201**
**(775) 684-5708**
**Website: www.nvsos.gov**

| Filed in the office of Barbara K. Cegavske Secretary of State State of Nevada | Document Number **20190004114-62** |
|---|---|
| | Filing Date and Time **01/02/2019 3:24 PM** |
| | Entity Number **E0009302019-0** |

# Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

**USE BLACK INK ONLY - DO NOT HIGHLIGHT** — **ABOVE SPACE IS FOR OFFICE USE ONLY**

| | |
|---|---|
| **1. Name of Corporation:** | HanTang Culture & Education Holding Group Limited |
| **2. Registered Agent for Service of Process:** (check only one box) | [X] Commercial Registered Agent: Vcorp Services, LLC (Name)<br>[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)<br>Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity: <br>Street Address: City: Nevada Zip Code: <br>Mailing Address (if different from street address): City: Nevada Zip Code: |
| **3. Authorized Stock:** (number of shares corporation is authorized to issue) | Number of shares with par value: 800000000 — Par value per share: $ .0001 — Number of shares without par value: 0 |
| **4. Names and Addresses of the Board of Directors/ Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/ rustees) | 1) HE YELAN (Name)<br>Street Address: 4028, Songjia Business Center, No. 46-56 Rd, Shiqiao Street Plaza — City: Panyu, Guangzhou China 511400 — State: — Zip Code: <br>2) NI MEIMEI (Name)<br>Street Address: 4028, Songjia Business Center, No. 46-56 Rd, Shiqiao Street Plaza — City: Panyu, Guangzhou China 511400 — State: — Zip Code: |
| **5. Purpose:** (optional; required only if Benefit Corporation status selected) | *The purpose of the corporation shall be:* <br>**6. Benefit Corporation:** (see instructions) [ ] Yes |
| **7. Name, Address and Signature of Incorporator:** (attach additional page if more than one incorporator) | **I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.**<br>Name: Laura Bohan — **X** [signature] **Incorporator Signature**<br>Address: 25 Robert Pitt Drive Suite 204 — City: Monsey — State: NY — Zip Code: 10952 |
| **8. Certificate of Acceptance of Appointment of Registered Agent:** | *I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.*<br>**X** [signature] **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** — Date: 01/02/2019 |

*This form must be accompanied by appropriate fees.*

**5. Name and Address of Directors (Continued):**

| Name | Title | Address |
|---|---|---|
| LIAO JINGYI | Director | 4028, Songjia Business Center, No. 46-56 Rd, Shiqiao Street Plaza, Panyu, Guangzhou China 511400 |

**Attachment to Articles of Incorporation**
**For**
**HanTang Culture & Education Holding Group Limited**

Article two. Registered Agent for Service of Process:

| | |
|---|---|
| Name of Commercial Registered Agent: | BUSINESS FILINGS INCORPORATED |
| Address of Commercial Registered Agent: | 701 S CARSON ST STE 200, CARSON CITY NV 89701 |
| Address of Registered Office: | 701 S CARSON ST STE 200, CARSON CITY NV 89701 |
| Mailing Address of Registered Office: | 701 S CARSON ST STE 200, CARSON CITY NV 89701 |

Article three: Authorized Stock :

The aggregate number of shares which the Corporation shall have authority to issue is eight hundred million (800,000,000) shares, consisting of two classes to be designated, respectively, "Common Stock" and "Preferred Stock", with all of such shares having a par value of $.0001 per share. The total number of shares of Common Stocks that the Corporation shall have authority to issue is six hundred million (600,000,000) shares. The total number of shares of Preferred Stocks that the Corporation shall have authority to issue is two hundred million (200,000,000) shares. The Preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, conversion rights, cumulative, relative, participating, optional, and other right, and the qualification, limitations or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the Board of Directors